EMPLOYMENT AGREEMENT
                             --------------------

            This Employment Agreement (the "Employment Agreement") is made and entered into as of the 22nd day of November, 1996 (the Commencement Date"), by and between CHECKERS DRIVE-IN RESTAURANTS, INC., a Delaware corporation (the "Company"), and JAMES T. HOLDER, an individual ("Employee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, the Company develops, produces, owns, operates and franchises quick-service "double drive-thru" restaurants under the name "Checkers" (such activities, together with all other activities of the Company and its subsidiaries, as conducted at or prior to the termination of this Employment Agreement, and any future activities reasonably related thereto which are contemplated by the Company and/or its subsidiaries at the termination of this Employment Agreement identified in writing by the Company to Employee at the date of such termination, are hereinafter referred to as the "Business Activities");

            WHEREAS, the Company desires to employ Employee upon the terms and subject to the terms and conditions set forth in this Employment Agreement; and,

            WHEREAS, Employee desires to be employed by the Company upon the terms and subject to the conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

            Section 1. EMPLOYMENT. The Company hereby employs Employee, and Employee hereby accepts employment with the Company, all upon the terms and subject to the conditions set forth in this Employment Agreement.

            Section 2. CAPACITY AND DUTIES. Employee is and shall be employed in the capacity of Vice President and Chief Financial Officer of the Company and its subsidiaries and shall have such other duties, responsibilities and authorities as are assigned to him by the President and/or Chief Executive Officer of the Company (the "President") so long as such additional duties, responsibilities and authorities are consistent with Employee's position and level of authority as Vice President and Chief Financial Officer of the Company.





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Employee  shall  report  directly  to the  President.  Subject to the advice and general directions of the President and except as otherwise herein provided, Employee shall devote substantially all of his business time, best efforts and
attention   to  promote  and  advance  the  business  of  the  Company  and  its
subsidiaries   and  to  perform   diligently  and  faithfully  all  the  duties,
responsibilities and obligations of Employee to be performed by him under this Employment Agreement.

      During the Employment Period (as hereinafter defined), Employee shall not be employed in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; PROVIDED, HOWEVER, that this restriction shall not be construed as preventing Employee from investing his personal assets in a business which does not compete with the Company or its subsidiaries or with any other company or entity affiliated with the Company, where the form or manner of such investment will not require services of any significance on the part of Employee in the operation of the affairs of the business in which such investment is made and in which his participation is solely that of a passive investor or advisor.

            Section 3. TERM OF EMPLOYMENT. The term of employment of Employee by the Company pursuant to this Employment Agreement shall be for the period (the "Employment Period") commencing on the Commencement Date and ending on December 31, 1998, or such earlier date that Employee's employment is terminated in accordance with the provisions of this Employment Agreement ; PROVIDED HOWEVER, that the Employment Period shall automatically be extended at the end of 1998 to December 31, 1999, and at the end of 1999 to December 31, 2000, with Employee's written consent, unless the Company gives Employee written notice prior to the end of such year that it does not intend to extend the term of the Employment Period. Unless the Employment Period is terminated by the Company with Cause (as hereinafter defined) or by Employee other than for Good Reason prior to the end of the Employment Period, Employee shall be deemed to have "retired" from employment with the Company on the Date of Termination (as hereinafter defined) for purposes of the Company's 1991 Stock Option Plan (the "Plan") and Section 9 of the Stock Option Agreement (as hereinafter defined).

            Section 4. PLACE OF EMPLOYMENT. Employee's principal place of work shall be located at the principal offices of the Company, currently located in Clearwater, Florida, provided that the principal offices of the Company may be moved from time to time in the discretion of the Board of Directors.

            Section 5. COMPENSATION. During the Employment Period, subject to all the terms and conditions of this Employment Agreement and as compensation












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for all services to be rendered by Employee under this Employment Agreement, the
Company shall pay to or provide Employee with the following:

                 5.01 BASE SALARY. The Company shall pay to Employee a base annual salary at the rate of One Hundred and Eighty Thousand Dollars ($180,000.00) per year from the Commencement Date through December 31, 1996, payable at such intervals (at least monthly) as salaries are paid generally to other executive officers of the Company. On January 1, 1997, and on each January 1 thereafter during the Employment Term, Employee's base annual salary shall be reviewed by the President and shall be increased to an amount which is determined in good faith by the President based upon a complete review of Employee's performance under this Employment Agreement during the prior year and the growth and profitability of the Company, which review shall be communicated in writing to Employee.

                 5.02 CASH  BONUS.   Employee  shall   be   eligible   to
      receive an annual cash bonus in 1997 in an amount up to 50% of his annual base salary, pursuant to a cash bonus plan to be prepared by the Compensation Committee of the Board, after consultation with Employee. The terms of the cash bonus plan shall be no less favorable than those included in any cash bonus plans for other executive officers and/or management and other significant employees of the Company whose base annual salary exceeds One Hundred Thousand Dollars ($100,000).

      5.03 OTHER BENEFITS. The Company shall provide Employee with the other benefits specified on Exhibit 5.03 attached hereto.

      5.04 STOCK OPTION. INTENTIONALLY LEFT BLANK.

            Section 6.  MOVING EXPENSES.  INTENTIONALLY LEFT BLANK.

            Section 7. ADHERENCE TO STANDARDS. Employee shall comply with the written policies, standards, rules and regulations of the Company from time to time established for all executive officers of the Company consistent with his position and level of authority as President and Chief Executive Officer.

            Section 8. REVIEW OF PERFORMANCE. The President and Chief Executive Officer of the Company shall periodically review and evaluate the performance of Employee under this Employment Agreement with Employee.

            Section 9. EXPENSES. The Company shall reimburse Employee for all reasonable, ordinary and necessary expenses (including, but not limited to,











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


automobile and other business travel and customer entertainment expenses) incurred by him in connection with his employment hereunder in accordance with the written policy and guidelines established by the Company for executive officers; PROVIDED, HOWEVER, Employee shall render to the Company a complete and accurate accounting of all such expenses in accordance with the substantiation requirements of Section 274 of the Internal Revenue Code of 1986, as amended (the "Code"), as a condition precedent to such reimbursement.

            Section 10. TERMINATION WITH CAUSE BY THE COMPANY. This Employment Agreement may be terminated with Cause (as hereinafter defined) by the Company provided that the Company shall (i) give Employee the Notice of Termination (as hereinafter defined) and (ii) pay Employee his annual base salary through the Date of Termination (as hereinafter defined) at the rate in effect at the time the Notice of Termination is given plus any bonus or incentive compensation which has been earned or has become payable pursuant to the terms of any compensation or benefit plan as of the Date of Termination, but which have not yet been paid.

            Section  11.  TERMINATION  WITHOUT  CAUSE BY THE COMPANY OR FOR GOOD
REASON BY EMPLOYEE. This Employment Agreement may be terminated by (i) the Company by reason of the death or Disability (as hereinafter defined) of Employee or (ii) Employee for Good Reason (as hereinafter defined) provided that the Company shall continue to pay to Employee (or the estate of Employee in the event of termination due to the death of Employee) the compensation and other benefits described in Section 5 of this Employment Agreement, except for annual cash bonuses or incentive compensation for the years subsequent to the year in which this Employment Agreement is terminated, until such time as this Employment Agreement would have automatically terminated as provided in Section 3 hereof (assuming that written notice of the Company's intent not to extend the Employment Period was given to Employee on the date this Employment Agreement was terminated). Employee's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness. In the event of termination by reason of Employee's death or Disability, medical, hospitalization or disability benefits coverage comparable to that provided by the Company during Employee's lifetime shall be provided to his spouse and dependents for the remaining term of this Employment Agreement. The benefits provided under this Section 11 shall be no less favorable to Employee in terms of amounts, deductibles and costs to him, if any, than such benefits provided by the Company to him and his dependents as of the Date of Termination. This
Section 11 shall not be interpreted so as to limit any benefits to which Employee, as a terminated employee of the Company, or his family may be entitled under the Company's life insurance, medical, hospitalization or disability plans following his Date of Termination or under applicable law.










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



            Section 12. DEFINITIONS. In addition to the words and terms elsewhere defined in this Employment Agreement, certain capitalized words and terms used in this Employment Agreement shall have the meanings given to them by the definitions and descriptions in this Section 12 unless the context or use indicates another or different meaning or intent, and such definition shall be equally applicable to both the singular and plural forms of any of the capitalized words and terms herein defined. The following words and terms are defined terms under this Employment Agreement:



                12.01 "Disability" shall mean a physical or mental illness which, in the judgment of the Company after consultation with the licensed physician attending Employee, impairs Employee's ability to substantially perform his duties under this Employment Agreement as an employee and as a result of which he shall have been absent from his duties with the Company on a full-time basis for six (6) consecutive months.

                12.02 A termination with "Cause" shall mean a termination of this Employment Agreement by reason of a good faith determination by the Board that Employee (i) failed to substantially perform his duties with the Company (other than a failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance has been delivered to him by the Board, which demand specifically identifies the manner in which the Board believes he has not substantially performed his duties; (ii) has engaged in conduct the consequences of which are materially adverse to the Company, monetarily or otherwise; or (iii) has materially breached the terms of this Employment Agreement. No act, or failure to act, on Employee's part shall be grounds for termination with Cause unless he has acted or failed to act with an absence of good faith or without a reasonable belief that his action or failure to act was in or at least not opposed to the best interests of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated with Cause unless there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (exclusive of Employee) at a meeting of the Board called and held for the purpose of terminating Employee (after reasonable notice to Employee and opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Employee failed to perform his duties or engaged in conduct in the manner or of the type set forth above in the first sentence of this Section 12.02 and specifying the particulars thereof in detail.







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


                12.03 "Good Reason" shall mean the occurrence of any of the following events without Employee's prior express written consent: (i) any material change in Employee's status, title, authorities or responsibilities (including reporting responsibilities) under this Employment Agreement which represents a demotion from such status, title, position or responsibilities (including reporting responsibilities); the assignment to him of any duties or work responsibilities which are materially inconsistent with his status, title, position or work responsibilities set forth in this Employment Agreement or which are materially inconsistent with the status, title, position or work responsibilities of the President of a publicly traded corporation; or any removal of Employee from, or failure to appoint, elect, reappoint or reelect Employee to, any of such positions, except in connection with the termination of his employment with Cause, or as a result of his death or Disability; PROVIDED, HOWEVER, that no change in title, authorities or responsibilities customarily attributable solely to the Company ceasing to be a publicly traded corporation shall constitute Good Reason hereunder; (ii) the failure by the Company to continue in effect any incentive, bonus or other compensation plan in which Employee participates, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to the failure to continue such plan, or the failure by the Company to continue Employee's participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein or reward opportunities thereunder; PROVIDED, HOWEVER, that Employee continues to meet all eligibility requirements thereof; (iii) the failure by the Company to continue in effect any employee benefit plan (including any medical, hospitalization, life insurance or disability benefit plan in which Employee participates), or any material fringe benefit or prerequisite enjoyed by him unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to the failure to continue such plan, or the failure by the Company to continue Employee's participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein or reward opportunities thereunder, or the failure by the Company to provide him with the benefits to which he is entitled under this Employment Agreement; PROVIDED, HOWEVER, that Employee continues to meet all eligibility requirements thereof; (iv) any other material breach by the Company of any provision of this Employment Agreement; (v) the failure of









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      the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Employment Agreement, as contemplated in Section 22 hereof; (vi) any purported termination of Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of this Employment Agreement; and for purposes of this Employment Agreement, no such purported termination shall be effective; or (vii) any Change of Control (as hereinafter defined) of the Company.

                12.04 CHANGE OF CONTROL. "Change of Control" shall be deemed to have occurred when: (i) securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities are acquired pursuant to a tender offer or an exchange offer by a person or entity which is not a wholly-owned subsidiary of the Company or any of its affiliates; (ii) a merger or consolidation is consummated in which the Company is a constituent corporation and which results in less than 50% of the outstanding voting securities of the surviving or resulting entity being owned by the then existing stockholders of the Company; (iii) a sale is consummated by the Company of substantially all of the Company's assets to a person or entity which is not a wholly-owned subsidiary of the Company or any of its affiliates; (iv) a Control Purchase (as defined in Section 8 of the Plan) has occurred; (v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election for each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (vi) an Approved Transaction (as defined in Section 8 of the Plan) has occurred; or (vii) a merger or consolidation with Rally's Hamburgers, Inc.

                12.05 NOTICE OF TERMINATION. "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Employment Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated; PROVIDED, HOWEVER, no such purported termination shall be effective without such Notice of Termination; PROVIDED FURTHER, HOWEVER, any purported termination by the Company or by Employee shall be communicated by a Notice of Termination to












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      the  other  party  hereto  in  accordance  with  Section  14 of this
      Employment Agreement.

      12.06 DATE OF TERMINATION. "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a termination pursuant to Section 10 of this Employment Agreement shall not be less than sixty (60) days, and in the case of a termination pursuant to Section 11 of this Employment Agreement shall not be more than sixty (60) days, from the date such Notice of Termination is given); PROVIDED, HOWEVER, that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date finally determined by either mutual written agreement of the parties or by the final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been taken).

            Section 13. FEES AND EXPENSES. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by Employee as a result of a contest or dispute over Employee's termination of employment if such contest or dispute is resolved in Employee's favor.

            Section 14. NOTICES. For the purposes of this Employment Agreement, notices and all other communications provided for in the Employment Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by expedited (overnight) courier with established national reputation, shipping prepaid or billed to sender, in either case addressed to the respective addresses last given by each party to the other (provided that all notices to the Company shall be directed to the attention of the President with a copy to the Secretary of the Company) or to such other address as either party may have furnished to the other in writing in accordance herewith. All notices and communication shall be deemed to have been received on the date of delivery thereof, on the third business day after the mailing thereof, or on the second day after deposit thereof with an expedited courier service, except that notice of change of address shall be effective only upon receipt.

            Section 15. LIFE INSURANCE. The Company may, at any time after the execution of this Employment Agreement, apply for and procure as owner and for its own benefit, life insurance on Employee, in such amounts and in such form or forms as the Company may determine. Employee shall, at the request of the











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Company,  submit to such  medical  examinations,  supply such  information,  and execute such documents as may be required by the insurance company or companies to whom the Company has applied for such insurance. Employee hereby represents that to his knowledge he is in excellent physical and mental condition and is not under the influence of alcohol, drugs or similar substance.

            Section 16. PROPRIETARY INFORMATION AND INVENTIONS. Employee understands and acknowledges that:

                16.01 TRUST. Employee's employment creates a relationship of confidence and trust between Employee and the Company with respect to certain information applicable to the business of the Company and its subsidiaries (collectively, the "Group") or applicable to the business of any franchisee, vendor or customer of any of the Group, which may be made known to Employee by the Group or by any franchisee, vendor or customer of any of the Group or learned by Employee during the Employment Period.

                16.02 PROPRIETARY INFORMATION. The Group possesses and will continue to possess information that has been created, discovered, or developed by, or otherwise become known to, the Group (including, without limitation, information created, discovered, developed or made known to by Employee during the period of or arising out of my employment by the Company) or in which property rights have been or may be assigned or otherwise conveyed to the Group, which information has commercial value in the business in which the Group is engaged and is treated by the Group as confidential. Except as otherwise herein provided, all such information is hereinafter called "Proprietary Information", which term, as used herein, shall also include, but shall not be limited to, data, functional specifications, computer programs, know-how, research, technology, improvements, developments, designs, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, franchises, prices, costs, and customer, supplier and potential acquisition candidates lists. Notwithstanding anything contained in this Employment Agreement to the contrary, the term "Proprietary Information" shall not include (i) information which is in the public domain, (ii) information which is published or otherwise becomes part of the public domain through no fault of Employee, (iii) information which Employee can demonstrate was in Employee's possession at the time of disclosure and was not acquired by Employee directly or indirectly from any of the Group on a confidential basis, (iv) information











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      which becomes available to Employee on a non-confidential basis from a source other than any of the Group and which source, to the best of Employee's knowledge, did not acquire the information on a confidential basis or (v) information required to be disclosed by any federal or state law, rule or regulation or by any applicable judgment, order or decree or any court or governmental body or agency having jurisdiction in the premises.

All Proprietary Information shall be the sole property of the Group and their respective assigns. Employee assigns to the Company any rights Employee may have or acquire in such Proprietary Information. At all times, both during Employee's employment by the Company and after its termination, Employee shall keep in strictest confidence and trust all Proprietary Information, and Employee shall not use or disclose any Proprietary Information without the written consent of the Group, except as may be necessary in the ordinary course of performing Employee's duties as an employee of the Company.

            Section 17. SURRENDER OF DOCUMENTS. Employee shall, at the request of the Company, promptly surrender to the Company or its nominee any Proprietary Information or document, memorandum, record, letter or other paper in his possession or under his control relating to the operation, business or affairs of the Group.

            Section 18. PRIOR EMPLOYMENT AGREEMENTS. Employee represents and warrants that Employee's performance of all the terms of this Employment Agreement and as an employee of the Company does not, and will not, breach any employment agreement, arrangement or understanding or any agreement, arrangement or understanding to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to Employee's employment by the Company. Employee has not entered into, and shall not enter into, any agreement, arrangement or understanding, either written or oral, which is in conflict with this Employment Agreement or which would be violated by Employee entering into, or carrying out his obligations under, this Employment Agreement.

            Section 19. RESTRICTIVE COVENANT. Employee acknowledges and recognizes Employee's possession of Proprietary Information and the highly competitive nature of the business of the Group and, accordingly, so long as the Company is not in default under this Agreement agrees that in consideration of the premises contained herein Employee will not, during the period of Employee's employment by the Company and (i) for a period of one (1) year following the Date of Termination if this Employment Agreement is terminated by the Company with Cause or by the Employee other than for Good Reason or (ii) six (6) months following the Termination Date if this Employment Agreement is terminated by the











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Company  other than with Cause or by the Employee for Good Reason,  (a) directly or indirectly engage in any Competitive Business (as hereinafter defined) in the United States, whether such engagement shall be as an employer, officer, director, owner, employee, consultant, stockholder, partner or other participant in any Competitive Business, (b) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (a), or (c) induce employees of the Company to terminate their employment with the Company or engage in any Competitive Business in the United States; PROVIDED, HOWEVER, that the ownership of the outstanding capital stock of a corporation whose shares are traded on a national securities exchange or on the over-the-counter market or the ownership and/or operation of a Checkers Restaurant under a franchise agreement with the Company shall not be deemed engaging in any Competitive Business. "Competitive Business" shall mean any fast food, quick-service, drive-thru or drive-in restaurant business, primarily featuring hamburgers, cheeseburgers, hot dogs or other food items offered by a Checkers Restaurant, including, but not limited to McDonalds, Burger King, Wendy's, Hardees, Rally's Hamburger's, Inc. and/or Taco Bell restaurants, or any other business that is the same as or similar to the Checkers Restaurant concept as it exists on the date of this Employment Agreement or on the Termination Date.

            Section 20. REMEDIES. Employee acknowledges and agrees that the Company's remedy at law for a breach or a threatened breach of the provisions herein would be inadequate, and in recognition of this fact, in the event of a breach or threatened breach by Employee of any of the provisions of this
Employment Agreement, it is agreed that the Company shall be entitled to, equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without posting bond or other security. Employee acknowledges that the granting of a temporary injunction, a temporary restraining order or other permanent injunction merely prohibiting Employee from engaging in any Business Activities would not be an adequate remedy upon breach or threatened breach of this Employment Agreement, and consequently agrees upon any such breach or threatened breach to the granting of injunctive relief prohibiting Employee from engaging in any activities prohibited by this Employment Agreement. No remedy herein conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder now or hereinafter existing at law or in equity or by statute or otherwise.

            Section 21. SUCCESSIVE EMPLOYMENT NOTICE. Within five (5) business days after the Termination Date, Employee shall provide notice to the Company of Employee's next intended employment. If such employment is not known by Employee at such date, Employee shall notify the Company immediately upon determination









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


of such information. Employee shall continue to provide the Company with notice of Employee's place and nature of employment and any change in place or nature of employment during the period ending (i) two (2) years after the Termination Date if this Employment Agreement is terminated by the Company for Cause or by the Employee other than for Good Reason or (ii) six (6) months after the Termination Date if this Employment Agreement is terminated by the Company other than for Cause or by the Employee for Good Reason. Failure of Employee to provide the Company with such information in an accurate and timely fashion shall be deemed to be a breach of this Employment Agreement and shall entitle the Company to all remedies provided for in this Employment Agreement as a result of such breach.

            Section 22. SUCCESSORS. This Employment Agreement shall be binding on the Company and any successor to any of its businesses or assets. Without limiting the effect of the prior sentence, the Company shall use its best efforts to require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Employment Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which assumes and agrees to perform this Employment Agreement or which is otherwise obligated under this Agreement by the first sentence of this Section 22, by operation of law or otherwise.

            Section 23. INDEMNIFICATION AGREEMENT. Upon the execution of this Employment Agreement, the Company and Employee shall each execute and deliver to the other an Indemnification Agreement dated as of the date hereof, the form of which is attached hereto as Exhibit 23.

            Section 24. BINDING EFFECT. This Employment Agreement shall inure to the benefit of and be enforceable by Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Employment Agreement to Employee's estate.

            Section 25. MODIFICATION AND WAIVER. No provision of this Employment Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically designated by the President. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            Section 26. HEADINGS. Headings used in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

            Section 27. WAIVER OF BREACH. The waiver of either the Company or Employee of a breach of any provision of this Employment Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Company or Employee.

            Section 28. AMENDMENTS. No amendments or variations of the terms and conditions of this Employment Agreement shall be valid unless the same is in writing and signed by all of the parties hereto.

            Section 29. SEVERABILITY. The invalidity or unenforceability of any provision of this Employment Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provision herein contained. Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity or unenforceability. It is expressly understood and agreed that while the Company and Employee consider the restrictions contained in this Employment Agreement reasonable for the purpose of preserving for the Company the good will, other proprietary rights and intangible business value of the Company if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Employment Agreement is an unreasonable or otherwise unenforceable restriction against Employee, the provisions of such clause shall not be rendered void but shall be deemed amended to apply as to maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

            Section 30. GOVERNING LAW. This Employment Agreement shall be construed and enforced pursuant to the laws of the State of Florida.

            Section 31. ARBITRATION. Any controversy or claim arising out of or relating to this Employment Agreement or any transactions provided for herein, or the breach thereof, other than a claim for injunctive relief shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") in effect at the time demand for arbitration is made by any party. The evidentiary and procedural rules in such proceedings shall be kept to the minimum level of formality that is consistent with the Rules. One arbitrator shall be named by the Company, a second shall be named by Employee and the third arbitrator shall be named by the two arbitrators so chosen. In the event that the third arbitrator is not agreed upon, he or she shall be named by the American Arbitration Association. Arbitration shall occur in Tampa, Florida or such other location agreed to by the Company and Employee. The award made by all or a majority of the panel of arbitrators shall be final and binding, and judgment may be entered in any court of law having competent jurisdiction. The award is subject to confirmation, modification, correction, or vacation only as explicitly provided in Title 9 of the United States Code. The prevailing party shall be entitled to an award of pre- and post-award interest as well as reasonable attorneys' fees incurred in connection with the arbitration and any judicial proceedings related thereto.

            Section 32. EXECUTIVE OFFICER STATUS. Employee acknowledges that he shall be deemed to be an "executive officer" of Checkers for purposes of the Securities Act of 1993, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act") and that he shall comply in all respects with all the rules and regulations under the 1933 Act and the 1934 Act applicable to him in a timely and non-delinquent manner. In order to assist the Company in complying with its obligations under the 1933 Act and 1934 Act, Employee shall provide to the Company such information about Employee as the Company shall reasonably request including, but not limited to, information relating to personal history and stockholdings. Employee shall report to the General Counsel of the Company or other designated officer of the Company all changes in beneficial ownership of any shares of the Company Common Stock deemed to be beneficially owned by Employee and/or any members of Employee's immediate family.

            Section 33. COUNTERPARTS. This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one document.

            Section 34. EXHIBITS. The Exhibits attached hereto are incorporated herein by reference and are an integral part of this Employment Agreement.

            IN WITNESS WHEREOF, this Employment Agreement has been duly executed by the Company and Employee as of the date first above written.


                                    CHECKERS DRIVE-IN RESTAURANTS, INC.


                                    By    \s\Albert J. Dimarco
                                      ------------------------------------------
                                          Albert J. DiMarco
                                          President and
                                          Chief Executive Officer


                                    EMPLOYEE


                                          \s\James T. Holder
                                      ------------------------------------------
                                          James T. Holder

                                  EXHIBIT 5.03

                                 OTHER BENEFITS

             1. VACATION AND HOLIDAYS. Employee shall be entitled to a vacation allowance as mutually agreed to between Employee and the Vice Chairman of the Board of the Company; PROVIDED, HOWEVER, Employee shall be entitled to a vacation allowance of three (3) weeks per year (prorated for 1995), with the timing of such vacation to be selected by Employee, after consultation with the Vice Chairman of the Board of the Company, provided that such timing does not unreasonably interfere with the performance of Employee's duties under the Employment Agreement. The vacation allowance does not include holidays observed by the Company.

            2. AUTOMOBILE. The Company shall provide Employee with an automobile of a style at least equivalent to a Lexus SE 400 with the maintenance, operating expenses and replacement thereof to be consistent with the past policies established by the Company for its current executive officers; alternatively, at the discretion of Employee, the Company shall pay to Employee monthly an amount equal to the monthly lease payments for such an automobile, based upon a standard 36 month closed end lease with no initial capital cost reduction.

            3. MEDICAL INSURANCE. The Company shall provide Employee and his dependents with such medical and health insurance benefits as are presently provided or may hereafter be provided to the executive officers of the Company.

            4. DISABILITY INSURANCE. The Company shall provide Employee with such disability insurance benefits as are presently provided or may hereafter be provided to the executive officers of the Company.

            5. EXECUTIVE SECRETARY AND OFFICE. The Company shall provide to Employee an executive secretary for his sole use who has been, or will be, trained to operate WordPerfect 5.1. The Company shall also provide to Employee an executive office with appropriate furniture and equipment (including portable dictation equipment).

            6. HOUSING ALLOWANCE. The Company shall provide Employee with a housing allowance of up to $1,000 per month for two (2) months following the Commencement Date for purposes of renting a temporary residence in the Tampa Bay area.

            7. OTHER BENEFITS. The Company shall provide Employee with any and all other benefits that generally become available to the executive officers and other significant employees of the Company.